UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                               December 27, 2004
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                            SYCAMORE NETWORKS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                      000-27273                 04-3410558
----------------------------          ------------          -------------------
(State or Other Jurisdiction          (Commission             (IRS Employer
     of Incorporation)                File Number)          Identification No.)


                                 220 Mill Road
                              Chelmsford, MA 01824
                    ----------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)


       Registrant's Telephone Number, including Area Code: (978) 250-2900
                                                           --------------


                                Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

           Effective as of December 27, 2004, Sycamore Networks, Inc. (the "Company") entered into a letter agreement (the "Letter Agreement") with Mr. Alan Cormier defining the terms of his employment with the Company as General Counsel.

           Pursuant to the Letter Agreement, Mr. Cormier will receive an annual salary of $179,950. In addition, on December 27, 2004, Mr. Cormier was granted an option to purchase 50,000 shares of common stock of the Company under the 1999 Stock Incentive Plan. Such options are subject to a five year vesting schedule, vesting 20% one year from the commencement of his employment and 5% per quarter thereafter. Mr. Cormier's employment is at will and may be terminated at any time by either party for any reason, with or without cause.

           Mr. Cormier will be entitled to certain compensation in the event of his termination of employment other than for cause, disability, death or for good reason by Mr. Cormier, consistent with the Company's policy with respect to its senior officers at the time of his hire.


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

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   Sycamore Networks, Inc.


                                   By: /s/ Richard J. Gaynor
                                       ------------------------------------
                                       Richard J. Gaynor
                                       Chief Financial Officer and Vice
                                       President of Finance and Administration

Dated: December 28, 2004

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